Exhibit 5.1

August 30, 2023

Meta Laboratories, Inc.

12100 West Sixth Avenue,

Lakewood, Colorado

Re:	Registration Statement on Form S-8 relating to the registration of an additional 330,000 shares of common stock under the Mesa Laboratories, Inc. Amended and Restated 2021 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Mesa Laboratories, Inc., a Colorado corporation (the “Company”) in connection with the Registration Statement on Form S-8 filed by the Company on August 30, 2023 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an additional 330,000 shares of the Company’s common stock, no par value per share (the “Shares”), that may be issued pursuant to the Company’s Amended and Restated 2021 Equity Incentive Plan (the “Amended 2021 Plan”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with our opinion expressed below, we have examined and relied upon the accuracy of factual matters contained in (i) the Registration Statement, (ii) the Amended 2021 Plan and (iii) originals and copies, certified or otherwise identified to our satisfaction, of such other agreements, documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming, without independent investigation or verification of any kind, the authenticity and completeness of all instruments presented to us as originals, the conformity with the authentic and complete originals of all instruments presented to us as copies, the genuineness of all signatures, the legal capacity and competency of all natural persons signing all such documents, and the accuracy and completeness of all factual representations and statements contained in all such documents.

In rendering the opinion expressed herein, we assume that the Registration Statement has been filed by the Company with the Commission and will be effective at the time that any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the Amended 2021 Plan. We further assume that the Shares will continue to be duly and validly authorized on the dates that the Shares are issued pursuant to the terms of the Amended 2021 Plan and, upon the issuance of any of the Shares, the total number of shares of common stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of common stock that the Company is then authorized to issue under its amended and restated articles of incorporation.

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed herein, we are of the opinion that the Shares, when issued in accordance with the terms of the Amended 2021 Plan, will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and non-assessable.

We express no opinion under, or view with respect to, either directly or indirectly, laws other than the laws of the State of Colorado and the federal law of the United States. We do not express any opinion as to the laws of any other jurisdiction. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to be named in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder. The opinions in this letter are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Davis Graham & Stubbs LLP
Davis Graham & Stubbs LLP